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                                                                    EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-24650, 33-61914, 33-53291, 33-53951, 33-55305 and 33-55991) and Form S-3 (Registration No. 33-53575)
of Spelling Entertainment Group Inc. of our report dated September 10, 1993, except as to note 1, which is as of January 14, 1994, relating to the consolidated financial statements of Virgin Interactive Entertainment plc which appears in the Current Report on Form 8-K of Spelling Entertainment Group Inc. dated July 30, 1994.



                                    KPMG Peat Marwick LLP


Orange County, California
October 12, 1994

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